UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35882	43-2099257
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2014, Blackhawk Network Holdings, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, National Association as administrative agent (the “Administrative Agent”). The Credit Agreement provides for the extension of credit in an aggregate principal amount of up to US$525,000,000, consisting of revolving credit loans and letters of credit in an aggregate principal amount not to exceed US$200,000,000 (the “Revolving Credit Facility”), additional letters of credit in an aggregate principal amount not to exceed US$100,000,000 during the period from November 15 to January 15 of each year (the “Seasonal Letter of Credit Facility”) and term loans in an aggregate principal amount not to exceed US$225,000,000 (the “Term Loan Facility”), with the right to increase loans under the Revolving Credit Facility or letters of credit under the Seasonal Letter of Credit Facility by up to US$50,000,000 (subject to compliance with specified conditions). The Revolving Credit Facility is scheduled to mature on the earlier to occur of March 28, 2018 or the date of termination of the entire Revolving Credit Commitment (as defined in the Credit Agreement) if the Company chooses to reduce the Revolving Credit Commitment to zero. The Term Loan Facility is due and payable pursuant to an amortization schedule, with an amount equal to 5% of the Term Loan Amount (as defined in the Credit Agreement) due on March 21, 2015, an amount equal to 10% of the Term Loan Amount due on March 21, 2016, an amount equal to 15% of the Term Loan Amount due on March 21, 2017 and the remaining outstanding balance of the Term Loan Amount due on March 28, 2018.

Loans borrowed under the Credit Agreement bear interest, in the case of LIBOR rate loans, at a per annum rate equal to the LIBOR rate plus the Applicable Margin (as defined in the Credit Agreement), which may range from 1.25% to 2.00%, based on the Company’s Consolidated Total Leverage Ratio (as defined in the Credit Agreement). Loans that are borrowed under the Credit Agreement that are not LIBOR rate loans bear interest at a per annum rate equal to (i) the highest of (A) the rate of interest announced, from time to time, by Wells Fargo Bank, National Association as its “prime rate,” (B) the Federal Funds Rate plus 0.50% and (C) one-month LIBOR plus 1.00%, plus (ii) the Applicable Margin, which may range from 0.25% to 1.00%, based on the Company’s Consolidated Total Leverage Ratio.

A letter of credit commission on the daily amount available to be drawn under letters of credit issued under the Credit Agreement is payable by the Company at the rate per annum equal to the Applicable Margin with respect to LIBOR rate loans, which Applicable Margin may range from 1.25% to 2.00% per annum, based on the Company’s Consolidated Total Leverage Ratio; provided, however, that the commission on letters of credit secured by cash is payable at the rate of 0.75% per annum.

A commitment fee on the average daily unused portion of the Revolving Credit Facility is payable by the Company at the rate per annum equal to the Applicable Margin for that fee, which may range from 0.20% to 0.35%, based on the Company’s Consolidated Total Leverage Ratio. Other fees are also payable by the Company, as referenced in the Credit Agreement.

The Credit Agreement contains various loan covenants that restrict the ability of the Company and its subsidiaries to take certain actions, including restrictions on incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, making certain investments, entering into certain transactions with affiliates or changing the nature of its business. In addition, the Credit Agreement contains financial covenants that require the Company periodically to meet certain financial tests relating to consolidated leverage, interest coverage and minimum consolidated net worth.

The Company’s obligations under the Credit Agreement are guaranteed by certain current and future subsidiaries of the Company (the “Guarantors”) pursuant to a Subsidiary Guaranty Agreement dated as of March 28, 2014, made by the Guarantors in favor of the Administrative Agent (the “Guaranty”).

The Company’s obligations under the Credit Agreement are secured by security interests in and liens on all tangible and intangible personal property and assets, whether now owned or subsequently acquired, of the Company and of certain current and future subsidiaries of the Company (the “Grantors”), other than certain excluded personal property and assets pursuant to a Collateral Agreement dated as of March 28, 2014, by and among the Company, the Grantors and the Administrative Agent (the “Collateral Agreement”).

The foregoing description of the Credit Agreement, the Guaranty and the Collateral Agreement is qualified in its entirety by reference to the Credit Agreement, the Guaranty and the Collateral Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the borrowings under the Credit Agreement described in Item 1.01 above and concurrently with the Company’s entry into the Credit Agreement, pursuant to that certain letter agreement dated as of March 27, 2014, between the Company and Safeway Inc., the Company terminated that certain Cash Management and Treasury Services Agreement (the “CMATSA”) effective as of April 2013, between the Company and Safeway Inc., with certain sections of the CMATSA surviving termination in accordance with the provisions thereof, except for the earlier termination of the guaranties provided by Safeway Inc. thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 28, 2014, the Company entered into the Credit Agreement and the Collateral Agreement, and certain subsidiaries of the Company entered into the Guaranty and the Collateral Agreement, all as described above. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of March 28, 2014, by and among the lenders indentified on the signature pages thereto, including Wells Fargo Bank, National Association, as both lender and as administrative agent, and the Company.

10.2	Subsidiary Guaranty Agreement dated as of March 28, 2014, made by certain of the Company’s subsidiaries in favor of Wells Fargo Bank, National Association, as administrative agent.

10.3	Collateral Agreement dated as of March 28, 2014, by and among the Company and certain of its subsidiaries and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2014

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ David E. Durant
Name:	David E. Durant
Title:	Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of March 28, 2014, by and among the lenders identified on the signature pages thereto, including Wells Fargo Bank, National Association, as both lender and as administrative agent, and the Company.

10.2	Subsidiary Guaranty Agreement dated as of March 28, 2014, made by certain of the Company’s subsidiaries in favor of Wells Fargo Bank, National Association, as administrative agent.

10.3	Collateral Agreement dated as of March 28, 2014, by and among the Company and certain of its subsidiaries and Wells Fargo Bank, National Association, as administrative agent.